UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/01/2010

Kraft Foods Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Lakes Drive, Northfield, IL 60093-2000
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 1, 2010, our subsidiaries, Kraft Foods Global, Inc., Kraft Foods Global Brands LLC, Kraft Pizza Company, and Kraft Canada Inc., completed the sale of the assets of our frozen pizza products and certain related frozen food products business to Nestle USA, Inc. for $3.7 billion in cash, subject to a post-closing adjustment for inventory of the business at closing. We expect earnings to be reduced by approximately $0.05 per diluted share on an annual basis as a result of this transaction.*   Please refer to our Current Report on Form 8-K filed with the SEC on January 6, 2010, for additional information about this transaction.

The statement about our belief that earnings will be reduced as a result of the pizza business transaction is a forward-looking statement. This forward-looking statement is subject to a number of risks and uncertainties, many of which are beyond our control that could cause our actual results to differ materially from that indicated. For information about factors that could affect this statement, see the risk factors as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this Form 8-K, except as required by applicable law or regulation.

*Assumes a combination of debt reduction and share repurchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

Date: March 02, 2010	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary